EXHIBIT 11

             AMERICAN MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                   Year Ended September 30,
                                                            ---------------------------------------
                                                               1996         1995           1994
                                                            -----------  ------------   -----------
Primary:
Net income (loss) ....................................      $ 1,215,118  $ (3,417,869)  $ 1,286,123
Interest expense reduction from extinguishment
     of debt, net of tax .............................          129,308        --            --
                                                            -----------  ------------   -----------
Adjusted net income (loss) ...........................      $ 1,344,426  $ (3,417,869)  $ 1,286,123
                                                            ===========  ============   ===========
Weighted average common shares outstanding ...........       12,146,940    11,605,689    10,441,766
Dilutive effect of stock options and warrants ........        4,423,005        --            94,823
Less shares assumed repurchased with proceeds
     from exercise (treasury stock method)............       (2,479,481)       --             --
                                                            -----------  ------------   -----------
Weighted average common and common
     equivalent shares outstanding ...................       14,090,464    11,605,689    10,536,589
                                                            ===========  ============   ===========
Income (loss) from continuing operations per share ...      $      0.10  $      (0.29)  $     (0.08)
Discontinued operations, net of taxes:
     Loss from operations per share ..................            --           --             (0.01)
     Gain on disposal per share ......................            --           --              0.21
                                                            -----------  ------------   -----------
Net income (loss) per share ..........................      $      0.10  $      (0.29)  $      0.12
                                                            ===========  ============   ===========
Fully diluted:
Net income (loss) ....................................      $ 1,215,118  $ (3,417,869)  $ 1,286,123
Interest expense reduction from extinguishment
     of debt, net of tax .............................              474        --             --
Interest expense reduction from conversion of
     debt, net of tax ................................            5,882        --             --
                                                            -----------  ------------   -----------
Adjusted net income (loss) ...........................      $ 1,221,474  $ (3,417,869)  $ 1,286,123
                                                            ===========  ============   ===========
Weighted average common shares outstanding ...........       12,146,940    11,605,689    10,441,766
Dilutive effect of stock options and warrants ........        4,423,005        --            94,823
Dilutive effect of debt conversion ...................           98,033        --             --
Less shares assumed repurchased with proceeds
     from exercise (treasury stock method) ...........       (2,479,481)       --             --
                                                            -----------  ------------   -----------
Weighted average common and common
     equivalent shares outstanding ...................       14,188,497    11,605,689    10,536,589
                                                            ===========  ============   ===========
Income (loss) from continuing operations per share ...      $      0.09  $      (0.29)  $     (0.08)
Discontinued operations, net of taxes:
     Loss from operations per share ..................             --          --             (0.01)
     Gain on disposal per share ......................             --          --              0.21
                                                            -----------  ------------   -----------
Net income (loss) per share ..........................      $      0.09  $      (0.29)  $      0.12
                                                            ===========  ============   ===========
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